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                                                                   EXHIBIT 10.25


                 SOFTWARE MAINTENANCE AND ENHANCEMENT AGREEMENT


         This Software Maintenance and Enhancement Agreement (this "Agreement") is made as of the date indicated below by and between Systems Integration and Imaging Technologies Incorporated, 7901 4th Street North, Suite 210, St. Petersburg, Florida 33702 (hereinafter referred to as "Si Tech"), and Insurance Management Information Services, Inc., 360 Central Avenue, St. Petersburg, Florida 33701 (hereinafter referred to as "IMIS").

         WHEREAS, IMIS has exercised an option to purchase from SI Tech a collateralized loan tracking program known as SI TRAC I (hereinafter referred to as "PROGRAM"); and

         WHEREAS, IMIS desires to receive maintenance service for the Program and enhancements; and

         WHEREAS, SI Tech, desires to provide such maintenance and enhancement services of such Program.

         NOW, THEREFORE, for and in consideration of the covenants and promises herein recited, it is understood and agreed as follows:

1. Enhancements. To the extent that, during the term hereof, SI Tech shall enhance the Program, such enhancement shall be provided to IMIS via one
         (1) copy of every new release of the Program, including all modifications, enhancements and corresponding technical documentation of the Program subject to this Agreement which shall be provided in both source and object code in machine readable form.

2. Maintenance Services. SI Tech agrees, during the term hereof, to maintain the Program in such manner that the Program shall perform in substantial conformance with the then-existing published specifications which may be updated from time to time and furnished to IMIS and to ensure that the Program operates both source and object code in machine readable form. SI Tech shall be available during normal IMIS working hours to respond to inquiries by IMIS for technical consultation concerning maintenance and upgrading of the Program and management of employees working with the Program.

3. Modifications. Title to any and all property rights in any new version, modification, rewriting or enhancement of the Program and all related documentation and other materials supplied to IMIS hereunder are and shall become part of the assets being acquired by IMIS in an Asset Purchase Agreement of even date hereof.

4. Specially Requested Enhancements. SI Tech understands that IMIS may in the future request that SI Tech develop, at IMIS's expense, certain enhancements to the Program. SI Tech hereby agrees that it will develop all enhancements requested by IMIS which reasonably relate to the functions or processes


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         performed by Program. IMIS agrees to pay a reasonable rate for all services performed in developing any such enhancements and to reimburse Si Tech for all out-of-pocket expenses incurred in connection therewith. Si Tech reserves that right to reject requests by IMIS for enhancements which do not reasonably relate to the functions or processes performed by Program or which by their nature would require that Si Tech significantly restructure Program in order to make Program compatible with such requested enhancement.

5. Terms And Payment. This Agreement shall be for a term of five years commencing on April 1, 1997 with payment due to Si Tech of Twenty Five Thousand Dollars ($25,000.00) every three months on the first business day of that month for a total of Five Hundred Thousand Dollars ($500,000.00) over the five year term and can only be terminated pursuant to Section 8.

6. Employees. Employees shall mean those current employees of SI Tech who develop and service the Program.

7. Responsibilities of SI Tech. SI Tech, subject to available funding from and review by IMIS shall:

         a) Establish and maintain programs to promote the most effective utilization of the acquired Program;

         b)       Maintain quality staffing;

         c) Maintain the Program and any enhancements or modifications so as to maximize the potential of the business serviced by the Program.

8. Default by SI Tech. SI Tech shall be deemed to be in default under this Agreement in the event it shall fail to maintain the Program, or fail to keep, observe or perform any covenant, agreement, term or provision of this Agreement to be kept, observed or performed by SI Tech, and such default shall continue for a period of thirty (30) days after written notice thereof by IMIS to SI Tech or, if such default cannot be cured within such thirty (30) day period, then such additional periods as shall be reasonable, provided SI Tech is capable of curing same, has proceeded to commence cure of such default within said period, and thereafter diligently prosecutes the cure to completion.

9. Remedies of IMIS. Upon the occurrence of an event of default by SI Tech as specified in Section 8 of this Agreement and expiration of any applicable cure period provided by this Agreement, or if IMIS does not exercise its option to acquire the Program, IMIS shall be entitled to terminate this Agreement.

10. No Waiver of Default. The failure of IMIS to seek remedy for any violation of, or to insist upon the strict performance of, any term or condition of this Agreement shall not prevent a subsequent act by SI Tech which would have originally constituted a violation of this Agreement, from having all the force and effect of an original violation. IMIS may waive any breach or threatened breach by SI Tech or any term or condition herein contained only by writing delivered to the


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         party in default. The failure by IMIS to insist upon the strict performance of any one of the terms or conditions of this Agreement or to exercise any right, remedy or election herein contained not permitted by law shall not constitute or be construed as a waiver or relinquishment for the future of such term, condition, right, remedy or election, but the same shall continue and remain in full force and effect. All rights and remedies IMIS may have at law, in equity or otherwise for any breach of any term or condition of this Agreement, shall be distinct, separate and cumulative rights and remedies and no one of them, whether or not exercised by IMIS, shall be deemed to be in exclusion of any right or remedy of IMIS.

11. Not Partners. SI Tech and IMIS and any of its affiliates are not and shall not be considered as joint venturers, partners or agents of each other and neither shall have the power to bind or obligate the other.

12. Construction of Agreement. Words of a gender used in this Agreement shall be held to include any other gender, the words in a singular number held to include the plural, when the sentence so requires.

13. Captions. The paragraph captions as to contents of the particular paragraphs herein are inserted only for convenience and are in no way to be construed as part of this Agreement or as a limitation of the scope of the particular paragraph in which they are referred.

14. Modification. No change or modification of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto.

15. Attorney's Fees. Subject to reasonable construction and sound business practices, if SI Tech, or IMIS should bring an action alleging breach of this Agreement or seeking to enforce, rescind, renounce, declare, void or terminate this Agreement or any provisions thereof, the prevailing party shall be entitled to recover all of its legal expenses, including reasonable attorney's fees and costs (including legal expenses for any appeals taken), and to have the same awarded as part of the judgment in the proceeding in which such legal expenses and attorney's fees were incurred.

16. Independent Contractor. IMIS and SI Tech agree that SI Tech will act as an independent contractor in the performance of its duties under this contract. The manner and means of conducting the work are under the sole control of SI Tech. Accordingly, SI Tech shall be responsible for the payment of all taxes including federal, state and local taxes arising out of SI Tech's activities in accordance with this contract, including by way of illustration, but not limitation, federal and state income tax, social security tax, unemployment insurance tax, and any other taxes or business license fees as required. In addition, as an independent contractor, SI Tech shall not be entitled to workers compensation benefits, unemployment benefits, insurance benefits, vacation pay, or any other employee benefit that IMIS may offer its full or part time employees.


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17.      Nondisclosure. SI Tech recognizes and acknowledges that the list of
         IMIS and its affiliates customers, trade secrets, data processing Programs, computer software, computer programs, or other Programs, data, methods, or procedures developed or used by IMIS, as they may exist from time to time, are valuable, special and unique assets of IMIS's business. SI Tech will not, during or after the term of this agreement without the prior written consent of IMIS, which consent may be arbitrarily withheld, and except to the extent necessary to accomplish assignments on behalf of IMIS in which SI Tech is, at any given time during the term of SI Tech's tenure with IMIS, currently and actively engaged, possess, transmit, copy, reproduce, or disclose the list of IMIS's customers or any part thereof or any of IMIS's present or future trade secrets, or any data processing Programs, computer software, computer programs or other Programs data, methods, or procedures except as provided in that Software License Agreement executed on even date herewith, or as required by legal process, to any person, firm, corporation, association, or any other entity for any reason or purpose whatsoever, nor will the undersigned assist anyone else to do so provided, however, that if IMIS is in material breach of this Agreement as determined by the arbitration panel as provided herein, then, in that instance, SI-Tech shall not be subject to the terms of this section with respect to the customers, trade secrets, data processing systems, computer software, programs or other systems, methods or procedures serviced or utilized by SI-Tech prior to the execution of this Agreement. In the event of a breach or threatened breach by SI Tech of the provisions hereof, IMIS shall be entitled to an injunction restraining SI Tech from disclosing in whole or in part, the list of IMIS's customers or IMIS's trade secrets, or from rendering any services to any person, firm, corporation, association, or other entity to whom such list or such trade secrets, in whole or in part, has been disclosed or is threatened to be disclosed and requiring the return to IMIS of all copies of customer lists, manuals, data, software, computer programs, or written procedures in the possession of SI Tech. Nothing herein shall be construed as prohibiting IMIS from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from SI Tech. No failure of IMIS to exercise any right given hereunder shall be taken or construed as a waiver of its right to seek any remedies by reason of any past, present, or future breaches of the Agreement on the part of SI Tech.

18. Assignment. IMIS may assign any or all of its rights and duties under this Agreement at any time and from time to time without the consent of SI Tech. SI Tech may not assign any of their rights or duties under this Agreement without the prior written consent of IMIS.

19. Severability. All agreements and covenants contained herein are severable and in the event any of them shall be held to be illegal, invalid or unenforceable by any Court of competent jurisdiction, this Agreement shall be interpreted as if such illegal, invalid, or unenforceable agreements or covenants were not contained herein.

20. Choice Of Law/Venue. This Agreement shall be construed in accordance with and governed by the laws of the State of Florida, without regard to choice of law



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         provisions. Venue for all actions arising out of this Agreement shall be in Pinellas County Florida.

         a) All disputes arising out of this Agreement shall be resolved by arbitration in St. Petersburg, Florida before three (3) neutral and independent arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Arbitration may be commenced at any time by any party hereto giving written notice to each other party to a dispute that such dispute has been referred to arbitration under this Section. The arbitrators shall be selected by the joint agreement of the parties, but if they do not so agree within twenty (20) days after the date of notice referred to above, the selection shall be made pursuant to the American Arbitration Association rules from the panels of arbitrators maintained by such Association. Any award rendered by the arbitrators shall be conclusive and binding upon the parities hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrators giving the reasons for the award. This provision of arbitration shall be specifically enforceable by the parties and the decision of the arbitrators in accordance herewith shall be final and binding and, except with respect to manifest errors of law, there shall be no right of appeal therefrom. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The prevailing party shall be entitled recovery from the losing party all costs of enforcement and arbitration (including its attorneys' fees and costs) the losing party shall pay the fees and expenses of the arbitrators, all as determined by the arbitrators. The parties consent that an award may be vacated by a court of competent jurisdiction in the case of a manifest error of law on the part of arbitrators. The arbitrators have the power to grant compensatory damages, equitable relief and declaratory relief.

         b) Notwithstanding any choice of law provided for herein the section shall be governed by the Federal Arbitration Act and federal law applicable to arbitration. Any party hereto may seek any provisional remedy or interim relief in a court of competent jurisdiction without waiving the right to arbitration.

         c) Nothing contained in this Section shall prevent the parties from settling any dispute by mutual agreement at any time.

21. Notices. Any and all notices, designations, consents, offers, acceptances, or any other communication provided for herein shall be given in writing by hand delivery, by overnight carrier, by registered or certified mail or by facsimile transmission and shall be addressed as follows:

         To IMIS:          Insurance Management Information Services, Inc.
                           360 Central Avenue
                           St. Petersburg, FL 33701
                           Attention G. Kristin Delano
                           Telephone    (813) 823-4000 ext 4416
                           Fax          (813) 823-6518



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         To: SI Tech       Karl J. Wall
                           Systems Integration and Imaging Technologies
                           Incorporated
                           7901 4th Street North, Ste. 210
                           St. Petersburg, FL 33701
                           Telephone  (813) 577-3771 ext. 201
                           Fax        (813) 577-4671

         Copy to:          C. Philip Campbell, Jr.
                           Attorney At Law
                           Shumaker, Loop & Kendrick
                           101 East Kennedy Boulevard, Suite 2800
                           Tampa, FL 33602-5151
                           Telephone (813) 229-7600
                           Fax (813) 229-1660


Notices sent by hand delivery shall be deemed effective on the date of hand delivery. Notices sent by overnight carrier shall be deemed effective on the next business day after being placed into the hands of the overnight carrier. Notices sent by registered or certified mail shall be deemed effective on the third business day after being deposited into the post office. Notices sent by facsimile transmission shall be deemed to be effective on day when sent if sent prior to 4:30 p.m. (the time being determined by the time zone of the recipient) otherwise they shall be deemed effective on the next business day.


         IN WITNESS WHEREOF, the parties hereto executed this Agreement on the day and year set forth below in St. Petersburg, Florida.

WITNESSES:                                   "IMIS"
                                             Insurance Management Information
                                             Services, Inc.

/s/ Thomas J. Balkan                         BY: /s/ G. Kristin Delano
----------------------------------              --------------------------------
                                                  G. Kristin Delano, Secretary

/s/ Joseph W. McNally                        Date:  1-7-97
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WITNESSES:                                    "SI Tech"
                                              Systems Integration and Imaging
                                              Technologies Incorporated





                                              By: /s/ Karl J. Wall
---------------------------------                -----------------------------
                                                 Karl J. Wall, Chairman and CEO


                                              Date:  1-7-97
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